UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities and Exchange Act of 1934

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 10, 2018

I-ON COMMUNICATIONS, CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-54995	46-3031328
(State of Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15, Tehran-ro 10-gil, Gangam-gu, Seoul, 06234 Korea
(Address of principal executive offices)
Registrant’s telephone number, including area code:	+82-2-3430

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Merger Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Merger Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Merger Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Election of Directors

On August 10, 2018 I-ON Communications, Corp. (the “Company”) appointed the following individuals to its board of directors, all of whom are independent directors (each a “Director” and collectively, the “Directors”), to serve for a term of one (1) year and until their successors are elected and qualified. There are no arrangements or understandings between any of the Directors and any other person pursuant to which the Director was appointed as a director of the Company. There has been no transaction, or proposed transaction to which any of the Directors or any member of a Director’s immediate family had or is to have a direct or indirect material interest or any other related transaction with the Company within the meaning of Item 404(a) of Regulation S-K. There are no family relationships between any of the Directors and any of the Company’s other directors, executive officers or persons nominated or chosen by the Company to become directors or executive officers.

Mr. Eugene Hong.  Mr. Hong's career at Samsung, most recently as Executive Vice President of Samsung Venture Investment Co, Ltd., spans over 25 years.  Between 1992 and 1998, he served as a Director in the production, planning and strategy divisions for both Samsung Motors Co., Ltd. and Samsung Techwin Co., Ltd.  In 1999, Mr. Hong transitioned to the Samsung Venture team initially as a Director, rising to Vice President, Senior Vice President and eventually to his current role as Executive Vice President, focusing primarily on managing technology and industrial related investments.  Since 2013, Mr. Hong has originated, spearheaded and overseen over twenty investments across multiple high growth sectors including, among others, enterprise software, network security solutions, AI, optical equipment/OLED laser, autonomous driving, block chain, mobile and battery technologies.  Mr. Hong received his B.S. from Korea University in 1984, M.S. from Texas Tech University in 1986 and PhD from Arizona State University in 1991.

Mr. Armand Pastine.  Mr. Pastine serves as the CEO of CG Capital Markets, LLC, a New York and Florida -based investment banking boutique specializing in Middle Market Sales and Trading, Institutional Structured Credit Products, and Capital Markets Placements of debt and equity investments to Qualified Institutional Buyers.  Mr. Pastine began his career in the Financial Strategies Group at Prudential Securities, with a primary focus on Mortgage and Asset-Backed related securities. He previously worked as a Vice President in Goldman Sachs’ Principal Finance Group and held various positions at a number of leading Investment Banking boutiques specializing in Structured Products and Esoteric Securities including at Maxim Group, LLC, where he served as Executive Managing Director and the Head of Fixed Income.  Mr. Pastine received his B.A. in Political Communications from the University of Rhode Island and his J.D. with an emphasis on Public Policy Analysis, from CUNY School of Law.  He is admitted to the Bar in New Jersey.

Dr. Jean Koh.  Dr. Jean Koh has over 25 years of technology and senior executive experience with publicly and privately held companies within the multimedia and mobile content technology verticals. Dr. Koh is currently serving as the Chairman of the Korea Mobile Internet Business Association (MOIBA), an association with of over 500 mobile internet companies.  In 1994, Dr. Koh founded Baro Vision - now KOSDAQ-listed Galaxia Communications - a leading domestic developer of proprietary video compression technology, which has since transformed itself into one of South Korea´s leading providers of comprehensive e-payment solutions.  Dr. Koh received his PhD. in Computer Science from Syracuse University and currently serves as a key member on the ‘Presidential Committee of the Fourth Industrial Revolution’ under the Moon Jae In Administration.

Mr. Charlie Baik.  Mr. Charlie Seung Taik Baik currently serves as the Chief Operating Officer and Chief Compliance Officer of EZER, Inc., a leading multi-purpose engineering firm that addresses the needs of the utility, sustainable energy and industrial sectors.  Since August 2006, Mr. Baik has also served as EZER, Inc.´s Chief Marketing Officer.  Previously, Mr. Baik held the positions of Senior Executive Vice President and Chief Marketing Officer of NASDAQ-listed Gravity Co., Ltd, a leading PC and mobile game publisher with numerous titles under its belt and the maker of the world famous ‘Ragnarok Online’, a massive multiplayer online role-playing game.  Mr. Baik also served as the Chief Operating Officer of Gravity Co., Ltd. from August 2006 to June 2008 and as the Chief Executive Officer of NEOCYN, Inc. since 2000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 20, 2018	I-ON COMMUNICATIONS CORP.

	By:	/s/ Jae Cheol James Oh
Name: Jae Cheol James Oh
Title: Chief Executive Officer